Exhibit 8.1

LIST OF SUBSIDIARIES

•	WuXi AppTec (BVI) Inc., incorporated in British Virgin Islands;

•	WuXi AppTec Co., Ltd., incorporated in People’s Republic of China (“PRC”);

•	WuXi AppTec (Shanghai) Co., Ltd., incorporated in PRC;

•	Shanghai SynTheAll PharmaTech Co., Ltd., incorporated in PRC;

•	WuXi AppTec (Suzhou) Co., Ltd., incorporated in PRC;

•	WuXi AppTec (Tianjin) Co., Ltd. , incorporated in PRC;

•	WuXi AppTec Holding Company,Inc., incorporated in United States of America (“United States”);

•	WuXi AppTec, Inc., incorporated in United States;

•	WX (BVI) Ltd., incorporated in British Virgin Islands;

•	Kaipara Enterprises Ltd., incorporated in the Republic of Cyprus;

•	Klivia Investments Sp. Z o.o., incorporated in the Republic of Poland;

•	WuXi AppTec Biotechnology Co.,Ltd., incorporated in PRC;

•	WuXi AppTec (Wuhan) Co., Ltd., incorporated in PRC;

•	Shanghai AppTec(HK) Ltd., incorporated in Hong Kong;

•	Global Bond Investments Ltd., incorporated in Hong Kong;

•	Chemdepo, Inc., incorporated in United States;

•	WuXi AppTec UK, Inc., incorporated in United Kingdom;

•	WuXi AppTec Sales, LLC., incorporated in United States;

•	STA Pharmaceutical Hong Kong Ltd., incorporated in Hong Kong;

•	Shanghai STA Pharmaceutical R&D Co., Ltd., incorporated in PRC;

•	WuXi PharmaTech Investment Holdings (Cayman) Inc., incorporated in United States;

•	WuXi PharmaTech Investments (Cayman) Inc., incorporated in Cayman Islands;

•	WuXi PharmaTech Fund I General Partner L.P., incorporated in Cayman Islands;

•	WuXi PharmaTech Investment Management (Cayman) Inc., incorporated in Cayman Islands;

•	WuXi PharmaTech Healthcare Fund I L.P., incorporated in Cayman Islands;

•	Wuxi AppTec Investment & Development Co., Ltd., incorporated in PRC;

•	WuXi AppTec Biomedical Investment Management L.P., incorporated in PRC;

•	WuXi AppTec Equity Investment Management Co., Ltd., incorporated in PRC;

•	WuXi AppTec Investment Fund I L.P., incorporated in PRC;

•	WuXi AppTec Clinical Research and Regulatory Services Co. Ltd., incorporated in PRC;

•	Abgent, Inc., incorporated in United States;

•	Abgent Europe Ltd., Incorporated in United Kingdom

•	Abgent Biotechnology (Shanghai) Co., Ltd., incorporated in PRC;

•	Abgent Biotechnology (Suzhou) Co., Ltd., incorporated in PRC;

•	MedKey Med-Tech Development Co., Ltd., incorporated in PRC;

•	Jiecheng Med-Tech Development Co., Ltd., incorporated in PRC;

•	WuXi AppTec (Changzhou) Co., Ltd., incorporated in PRC;

•	WuXi AppTec (Nanjing) Testing Technology Co.,Ltd., incorporated in PRC;

•	WuXi AppTec (HongKong) Limited, incorporated in HK;

•	WuXi AppTec (Suzhou) Testing Technology Co., Ltd., incorporated in PRC;

•	STA Pharmaceutical (Haimen) Co., Ltd., incorporated in PRC